EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 29, 2016 with respect to the consolidated financial statements and schedule included in the Annual Report of Luna Innovations Incorporated on Form 10-K for the year ended December 31, 2015. We hereby consent to the incorporation by reference of said report in the Registration Statements of Luna Innovations Incorporated on Form S-3 (File No. 333-191809) and on Forms S-8 (File No. 333-204435 and File No. 333-138745).

/s/ GRANT THORNTON LLP

McLean, Virginia
March 29, 2016